UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

PLX TECHNOLOGY, INC.
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(Exact Name of Registrant as Specified in its Charter)

DELAWARE
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(State or Other Jurisdiction of Incorporation)

    000-25699                                    94-3008334
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               (Commission File Number)    (I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085
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(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060
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(Registrant's telephone number, including area code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Balch Hill Capital has notified PLX Technology, Inc. (“PLX” or the “Company”) that Balch Hill has withdrawn its previous proposal to nominate directors at the next PLX annual meeting and will not be soliciting proxies at the PLX 2012 annual meeting.

PLX intends to hold its 2012 annual meeting of stockholders on December 19, 2012, and expects to mail the proxy materials on or about November 14, 2012.

Under the PLX bylaws, stockholders intending to make proposals at the meeting must deliver the requisite notice to PLX prior to the mailing date of the proxy materials, as more fully set forth in the bylaws.

Additional information:

PLX is not asking for stockholders to vote or soliciting proxies in connection with the annual meeting at this time.  PLX Technology, Inc. plans to file with the SEC and make available to its stockholders a proxy statement and a proxy card in connection with its 2012 annual meeting.  PLX advises its stockholders to read the proxy statement relating to the 2012 annual meeting when it becomes available, because it will contain important information.  Stockholders may obtain a free copy of the proxy statement and other documents (when available) that PLX files with the SEC at the SEC’s website at www.sec.gov.  The proxy statement and these other documents may also be obtained for free from PLX by directing a request to PLX Technology, Inc., Attn: Corporate Secretary, or from PLX at www.plxtech.com.

PLX and its respective officers and directors will be deemed to be participants in the solicitation of proxies from PLX's stockholders in connection with the annual meeting. A description of certain interests of the directors and executive officers of PLX is set forth in PLX's Schedule 14D-9 and Annex A attached thereto filed with the SEC on May 22, 2012, and in Forms 4 subsequently filed prior to the date of this report.

These materials are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of the Company will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on Schedule TO (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Integrated Device Technology, Inc. (“IDT”) on May 22, 2012. The registration statement has not yet become effective. In addition, the Company filed with the SEC on May 22, 2012 a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or the Company, at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or the Company, or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:    /s/ ARTHUR WHIPPLE
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        Arthur Whipple
        Chief Financial Officer

Dated:  October 23, 2012